Exhibit 99(h)
C/O EQUISERVE TRUST COMPANY N.A. P.O. BOX 8205 EDISON, NJ 08818-9016

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed

24-hours a day, seven days a week until 11:59 p.m. EST, March 16, 2004.

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet	OR	Vote-by-Telephone
1. Log on to the Internet and go to http://www.eproxyvote.com/fbf/		1. Call toll-free 1- 877-PRX-VOTE (1-877-779-8683)

2. Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2. Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

FOLD AND DETACH HERE

☒	Please mark votes as in this example.	2373

This proxy when properly executed will be voted in the manner directed herein by you.

If no direction is made, this proxy will be voted FOR Items 1 and 2.

The Board of Directors recommends a vote “FOR” Items 1 and 2

Item 1 —	APPROVAL OF THE MERGER AGREEMENT	FOR ☐	AGAINST ☐	ABSTAIN ☐	Please mark here if you will be attending the Special Meeting.	☐
Item 2 —	APPROVAL OF PROPOSAL TO ADJOURN THE FLEETBOSTON SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES	☐	☐	☐
					Please mark here if address changes are noted on reverse side.	☐

Signature                                                Date:                                                 Signature                                               Date:

NOTE: Please sign your name as it appears above. When signing as attorney, executor, administrator, trustee, guardian or officer of a company or other entity, please provide your full title. If shares are held jointly, each joint owner should sign.

IF YOU WISH TO ATTEND THE SPECIAL MEETING YOU MUST BRING A FORM OF PERSONAL PHOTO IDENTIFICATION WITH YOU.    IN ADDITION, IF YOU HOLD YOUR SHARES THROUGH A BANK, BROKER, OR OTHER HOLDER OF RECORD, YOU MUST BRING A LETTER FROM THE HOLDER OF RECORD THAT CONFIRMS YOUR OWNERSHIP OF THOSE SHARES OR A BROKER FORM OF LEGAL PROXY. WE RESERVE THE RIGHT TO REFUSE ADMITTANCE TO ANYONE WITHOUT PROPER PROOF OF SHARE OWNERSHIP AND PROPER PHOTO IDENTIFICATION.

FOLD AND DETACH HERE

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P R O X Y	This Proxy is Solicited on behalf of FleetBoston Board of Directors for the Special Meeting of Stockholders to be held on March 17, 2004

You, the undersigned stockholder, hereby acknowledge receipt of the Notice and Joint Proxy Statement/Prospectus dated February 6, 2004, and hereby appoint Marian L. Heard, Francene S. Rodgers, and Paul J. Choquette, Jr., jointly and severally, with full power of substitution to each, as proxies for you and on your behalf to attend the Special Meeting of Stockholders of FleetBoston Financial Corporation, to be held in the auditorium of the Federal Reserve Bank of Boston, 600 Atlantic Avenue, Boston, Massachusetts, on Wednesday, March 17, 2004, at 10 a.m. (local time) or any adjournment thereof, and to vote as directed hereby all stock of the Corporation which you would be entitled to vote if personally present. The shares represented by this proxy will be voted as instructed by you and in the discretion of the proxies on all other matters. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors.    This proxy, if properly executed and delivered, will revoke all other prior-dated proxies related to these shares.

Voting by Internet or telephone. If you wish to vote by Internet or telephone, please follow the instructions on the lower reverse side of this proxy card.

Voting by mail. If you wish to vote by mail, please sign your name exactly as it appears on this proxy card and mark, date and return it in the enclosed envelope.    When signing as attorney, executor, administrator, trustee, guardian or officer of a company or other entity, please provide your full title.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY OR VOTE BY INTERNET OR TELEPHONE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

SEE REVERSE SIDE	(Continued and to be dated and signed on reverse side.)	SEE REVERSE SIDE